SCHEDULE A

ADVISORY FEE WAIVER AGREEMENT

THIS SCHEDULE A lists the Funds and their respective Waiver Amounts, as well as the effective date and termination date for each Waiver Amount, established pursuant to the Advisory Fee Waiver Agreement.

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
Lincoln iShares® Fixed Income Allocation Fund	0.20%	All Fund assets	May 1, 2018	April 30, 2019
Lincoln iShares® Global Growth Allocation Fund	0.12%	All Fund assets	May 1, 2018	April 30, 2019
Lincoln iShares® U.S. Moderate Allocation Fund	0.15%	All Fund assets	May 1, 2018	April 30, 2019
LVIP American Balanced Allocation Fund	0.05%	All Fund assets	May 1, 2018	April 30, 2019
LVIP American Growth Allocation Fund	0.05%	All Fund assets	May 1, 2018	April 30, 2019
LVIP American Income Allocation Fund	0.05%	All Fund assets	May 1, 2018	April 30, 2019
LVIP American Century Select Mid Cap Managed Volatility Fund*	0.69%	All Fund assets	May 1, 2018	April 30, 2019
LVIP American Preservation Fund	0.10%	All Fund assets	May 1, 2018	April 30, 2019
LVIP Baron Growth Opportunities Fund	0.09% 0.14% 0.19% 0.20% 0.25%	Up to $250M $250M-$500M $500M - $700M $700M - $750M Over $750M	October 1, 2017	April 30, 2019
LVIP BlackRock Dividend Value Managed Volatility Fund	0.11% 0.15%	Up to $750M Over $750M	May 1, 2018	April 30, 2019
LVIP BlackRock Global Allocation V.I. Managed Risk Fund*	0.67%	All Fund assets	May 1, 2018	April 30, 2019
LVIP BlackRock Multi-Asset Income Fund	0.42%	All Fund assets	May 1, 2018	April 30, 2019
LVIP ClearBridge Large Cap Managed Volatility Fund*	0.66%	All Fund assets	May 1, 2018	April 30, 2019
LVIP Clarion Global Real Estate Fund	0.00% 0.05% 0.025% 0.00% 0.05% 0.00%	First $200M Next 50M Next 250M Next 250M Next 250M Over 1B	April 1, 2018	April 30, 2019

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
LVIP Blended Core Equity Managed Volatility Fund*	0.64%	All Fund assets	May 1, 2018	April 30, 2019
LVIP Delaware Diversified Floating Rate Fund	0.03% 0.05%	First $2B Over $2B	May 1, 2018	April 30, 2019
LVIP Delaware Wealth Builder Fund	0.12%	All Fund assets	May 1, 2018	April 30, 2019
LVIP BlackRock Scientific Allocation Fund	0.10%	All Fund assets	May 1, 2018	April 30, 2019
LVIP JPMorgan Retirement Income Fund	0.365%	All Fund assets	May 1, 2018	April 30, 2019
LVIP Dimensional U.S. Core Equity 2 Fund	0.29%	All Fund assets	May 1, 2018	April 30, 2019
LVIP Dimensional International Core Equity Fund	0.17%	All Fund assets	May 1, 2018	April 30, 2019
LVIP Dimensional International Equity Managed Volatility Fund	0.04%	All Fund assets	May 1, 2018	April 30, 2019
LVIP Dimensional/ Vanguard Total Bond Fund	0.05%	All Fund assets	May 1, 2018	April 30, 2019
LVIP Franklin Templeton Value Managed Volatility Fund*	0.62%	All Fund assets	May 1, 2018	April 30, 2019
LVIP Franklin Templeton Multi-Asset Opportunities Fund	0.43%	All Fund assets	May 1, 2018	April 30, 2019
LVIP Global Income Fund	0.07%	All Fund assets	May 1, 2018	April 30, 2019
LVIP Invesco Select Equity Managed Volatility Fund*	0.51%	All Fund assets	May 1, 2018	April 30, 2019
LVIP Invesco Diversified Equity Income Managed Volatility Fund*	0.55%	All Fund assets	May 1, 2018	April 30, 2019
LVIP Blended Mid Cap Managed Volatility Fund	0.12% 0.07% 0.02% 0.04% 0.07%	Up to $25M $25-$75M $75-$300M $300-$600M $600-$800M
	When assets exceed	$800 million:	May 1, 2018	April 30, 2019
	0.22% 0.17% 0.12% 0.02% 0.07%	First $25M $25-$75M $75-$150M $150-$250M Over $250M
LVIP JPMorgan High Yield Fund	0.05%	Over $250M	May 1, 2018	April 30, 2019

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
LVIP MFS International Growth Fund	0.11% 0.10%	First $400M Over $400M	May 1, 2018	April 30, 2019
LVIP MFS International Equity Managed Volatility Fund*	0.65%	All Fund assets	May 1, 2018	April 30, 2019
LVIP PIMCO Low Duration Bond Fund	0.05%	Over $500M	May 1, 2018	April 30, 2019
LVIP SSGA Conservative Index Allocation Fund	0.10%	All Fund assets	May 1, 2018	April 30, 2019
LVIP SSGA Conservative Structured Allocation Fund	0.10%	All Fund assets	May 1, 2018	April 30, 2019
LVIP SSGA Global Tactical Allocation Managed Volatility Fund	0.10%	All Fund assets	May 1, 2018	April 30, 2019
LVIP SSGA International Managed Volatility Fund*	0.53%	All Fund assets	May 1, 2018	April 30, 2019
LVIP SSGA Moderate Index Allocation Fund	0.10%	All Fund assets	May 1, 2018	April 30, 2019
LVIP SSGA Moderate Structured Allocation Fund	0.10%	All Fund assets	May 1, 2018	April 30, 2019
LVIP SSGA Moderately Aggressive Index Allocation Fund	0.10%	All Fund assets	May 1, 2018	April 30, 2019
LVIP SSGA Moderately Aggressive Structured Allocation Fund	0.10%	All Fund assets	May 1, 2018	April 30, 2019
LVIP SSGA Bond Index Fund	0.08% 0.122% 0.152%	Up to $500M $500-$2B Over $2B	May 1, 2018	April 30, 2019
LVIP SSGA International Index Fund	0.087% 0.135%	Up to $1B Over $1B	October 1, 2017	April 30, 2019
LVIP SSGA S&P 500 Index Fund	0.002%	Up to $1B	May 1, 2018	April 30, 2019
LVIP SSGA Small-Cap Index Fund	0.005%	Up to $500M	May 1, 2018	April 30, 2019
LVIP SSGA Small-Mid Cap 200 Fund	0.065%	Up to $50M	May 1, 2018	April 30, 2019
LVIP SSGA Developed International 150 Fund	0.07% 0.01%	Up to $50M $50M - $500M	May 1, 2018	April 30, 2019
LVIP SSGA Emerging Markets 100 Fund	0.065% 0.025% 0.005%	Up to $50M $50M - $100M $100M - $500M	May 1, 2018	April 30, 2019
LVIP SSGA Large Cap 100 Fund	0.08% 0.015%	Up to $50M $50M - $500M	May 1, 2018	April 30, 2019

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
LVIP SSGA Mid Cap Index Fund	0.002%	Up to $1B	May 1, 2018	April 30, 2019
LVIP SSGA Large Cap Managed Volatility Fund*	0.47%	All Fund assets	May 1, 2018	April 30, 2019
LVIP SSGA SMID Cap Managed Volatility Fund*	0.67%	All Fund assets	May 1, 2018	April 30, 2019
LVIP T. Rowe Price 2010 Fund	0.03%	All Fund assets	February 1, 2018	April 30, 2019
LVIP T. Rowe Price 2020 Fund	0.06%	All Fund assets	February 1, 2018	April 30, 2019
LVIP T. Rowe Price 2030 Fund	0.05%	All Fund assets	February 1, 2018	April 30, 2019
LVIP T. Rowe Price 2040 Fund	0.04%	All Fund assets	February 1, 2018	April 30, 2019
LVIP T. Rowe Price 2050 Fund	0.03%	All Fund assets	February 1, 2018	April 30, 2019
LVIP T. Rowe Price Growth Stock Fund	0.00% 0.025% 0.0125%	Fund assets < $1B: Up to $1B Fund assets > $1B: First $1B Over $1B	September 13, 2017	April 30, 2019
LVIP T. Rowe Price Structured Mid-Cap Growth Fund	0.05%	Over $750M	May 1, 2018	April 30, 2019
LVIP Blended Large Cap Growth Managed Volatility Fund	0.14% 0.09% 0.085% 0.08%	First $100M Next $400M Next $ 1.5B Over $ 2B	May 1, 2018	April 30, 2019
LVIP U.S. Growth Allocation Managed Risk Fund*	0.45%	All Fund assets	May 1, 2018	April 30, 2019
LVIP Vanguard Domestic Equity ETF Fund	0.05%	All Fund assets	May 1, 2018	April 30, 2019
LVIP Vanguard International Equity ETF Fund	0.05%	All Fund assets	May 1, 2018	April 30, 2019
LVIP Select Core Equity Managed Volatility Fund*	0.62%	All Fund assets	May 1, 2018	April 30, 2019
LVIP Wellington Capital Growth Fund	0.05% 0.00% 0.025% 0.05%	First $100M Next $150M Next $ 250M Over $ 500M	July 1, 2017	April 30, 2019

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
LVIP Wellington Mid Cap Value Fund	0.09%	Up to $100M	May 1, 2018	April 30, 2019

        * The Waiver Amount shall renew automatically for one-year terms unless the Trust and LIA mutually agree to the termination at least     10 days prior to the end of the then current term.

The parties hereto have caused this SCHEDULE A to be signed by their duly authorized officers as of April 10, 2018, and effective in accordance with the dates noted above.

LINCOLN INVESTMENT ADVISORS CORPORATION		LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its Funds listed on Schedule A

By:	/s/ Jayson R. Bronchetti	By:	/s/ William P. Flory, Jr.
Name:	Jayson R. Bronchetti	Name:	William P. Flory, Jr.
Title:	President	Title:	Vice President & Chief Accounting Officer